Exhibit 99.1

Phoenix Footwear Group, Inc.

FOR IMMEDIATE RELEASE

PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES
FIRST QUARTER 2005 RESULTS

- First Quarter Net Sales Increase 41.6% to $26.4 Million -

Carlsbad, California, May 5, 2005 — Phoenix Footwear Group, Inc. (AMEX: PXG) announced today consolidated results for the first quarter ended April 2, 2005. Net sales for the first quarter increased 41.6% to $26.4 million compared to $18.6 million for the first quarter of 2004.

The Company’s financial results for the first quarter of 2005 resulted in net income of $1.2 million or $0.15 per diluted share compared to net income of $1.2 million or $0.24 per diluted share for the first quarter of 2004. The per share amounts for the first quarter ended April 2, 2005 include the effect of 2.7 million shares issued during fiscal 2004 in connection with the Company’s secondary offering and subsequent purchase of the Altama Delta Corporation, as well as a severance charge of $0.05 per diluted share related to a management restructuring in January of 2005. Gross margin for the first quarter of 2005 was 40%, compared to 44% for the first quarter of 2004.

James R. Riedman, Chairman, commented, “Our first quarter results trended as expected, highlighted by strong results at our Royal Robbins, SoftWalk and H.S. Trask brands, offset by softness at our Altama and Trotters units. Despite these inconsistent sales results, we continue to post solidly profitable financial returns from our portfolio. We are taking steps to address the issues at Altama and Trotters, while our other units are demonstrating continued momentum in the current quarter. In addition, we expect our pending acquisition of the Chambers Belt Company, which is scheduled to close in the second quarter, to increase our growth and profit potential in 2005 and beyond.”

Richard White, Chief Executive Officer, commented, “We are currently witnessing improving sales trends across most of our brands. We are benefiting from investments we made in the past year in our brands, notably H.S. Trask, which posted a 25% increase in sales during the quarter. Royal Robbins is also posting outstanding results, with sales increasing nearly 30% in the first quarter and fall bookings growing at a double-digit pace. As we complete our brand repositioning efforts, we expect strong growth from H.S. Trask, Royal Robbins and SoftWalk, while Trotters is expected to post flat sales results for the full year. Our Altama brand met our expectations during the first quarter, but is experiencing an unanticipated temporary slow down in Department of Defense (DOD) deliveries during the second quarter. This development will have an adverse effect on our operating results for the second quarter. Altama continues to execute on our plan of broadening its product line in order to more deeply penetrate commercial markets. New product categories include advanced tactical footwear for the public safety market and safety toe footwear for the military/industrial markets. We are optimistic the investments we are making in our businesses will lead to increased shareholder value.”

Phoenix Footwear Group Reports First Quarter Results . . . Page 2

Results for the First Quarter Ended April 2, 2005

Net sales for the first quarter ended April 2, 2005 increased 41.6% to $26.4 million compared to $18.6 million for the first quarter of 2004. This increase includes $6.8 million of new revenue associated with the Altama brand acquisition, completed during the third quarter of 2004. Excluding Altama, sales grew 5.1% during the first quarter 2005 compared to the prior year quarter.

Gross margin in the first quarter of 2005 was 40% of net sales, compared to 44% in the first quarter of 2004. The decrease in the gross margin percentage was due to the addition of the Altama brand gross margins, which generate lower gross margins than the Company’s other branded products. Operating expenses for the first quarter of 2005 were $8.2 million, or 31% of net sales, versus $5.8 million, or 31% of net sales for the first quarter of 2004. This increase is related to additional operating costs supporting higher sales volume and the recently acquired Altama brand. Additionally, other expense, net includes severance and management restructuring charges totaling $610,000.

During the first quarter of 2005, interest expense totaled $432,000, compared to $170,000 in the comparable prior year period. This increase is primarily related to increased acquisition and working capital debt associated with prior years brand acquisitions and higher interest rates.

UNIT RESULTS

Royal Robbins:

First quarter 2005 net sales for Royal Robbins increased 29.2% to $8.7 million, compared to $6.7 million for the first quarter of 2004. The unit has increased its retail distribution points, and its products continue to sell very well. Royal Robbins currently possesses a strong fall pre-book position. The Company expects the brand to continue posting strong growth in 2005.

SoftWalk:

SoftWalk posted net sales for the first quarter of 2005 of $4.2 million, a 5.8% increase over $4.0 million in the first quarter of 2004. SoftWalk continues to post solid results, benefiting from repositioning in 2004, which resulted in an expanded product offering and increased retail distribution. In addition, the unit’s Strol men’s line introduction is off to an encouraging start. Strol products will begin shipping in the third quarter of 2005. We expect SoftWalk to post positive sales growth for the year.

Trotters:

First quarter 2005 net sales for Trotters decreased 27.8% to $4.5 million, from $6.3 million in the first quarter of 2004. The decrease in first quarter sales is attributable to repositioning efforts, as the brand closed out inventory and focused redesign efforts on the line’s conservative attributes. The Company is encouraged by the acceptance of the redesigned products at retail thus far, although we expect flat growth for the brand for the full year.

H.S. Trask:

Net sales for H.S. Trask in the first quarter of 2005 increased 24.8% to $2.0 million, from $1.6 million in the first quarter of 2004. This increase in sales reflects success in rebuilding and repositioning the H.S. Trask line. Bolstered by an expanded sales force, H.S. Trask’s new product is performing well at retail and the brand is shipping significant orders for its newly launched

Phoenix Footwear Group Reports First Quarter Results . . . Page 3

women’s product line. The brand opened over 25 new independent retail accounts in the first quarter. The unit replaced its Ducks Unlimited licensed product line with the Phoenix-owned Colter Creek brand, which should lead to better margins in the price-value segment. Future orders for H.S. Trask are tracking up and we expect brand momentum to accelerate in 2005, resulting in significant organic growth for the year.

Altama:

Altama’s net sales for the first quarter of 2005 decreased 43.2% to $6.8 million, compared to net sales of $12.0 million for Altama’s three months ended April 3, 2004, prior to the acquisition of the brand. During the first quarter Altama received orders from the DOD consistent with its 2005 forecast, but the DOD has delayed acceptance of the ordered products until the third quarter of 2005. This will result in a decline in production efficiency and a reduction in anticipated revenue from the DOD during the second quarter. The Company believes that this slow down is a timing issue isolated to the second quarter and that the DOD order and delivery flow which it had originally anticipated for the year will resume in the third quarter. During the first quarter, Altama continued efforts to expand its non-DOD business, including hiring new sales representatives focused on the commercial market, and previewing the public safety footwear line at the February, 2005 WSA Show. The technically advanced tactical boots are scheduled to begin shipping in the fourth quarter.

2005 BUSINESS OUTLOOK

The Company’s previous guidance for fiscal 2005 will be impacted by the developments at Altama during the first quarter and the consummation of the pending Chambers Belt acquisition. The Company expects the Chambers Belt acquisition, which is subject to closing conditions, to be accretive to earnings in fiscal 2005. The Company plans to update its guidance for full fiscal 2005 following the conclusion of the Chambers Belt acquisition.

First Quarter 2005 Conference Call

The Company will host a conference call to discuss its first quarter 2005 results on Thursday, May 5, 2005 at 11:00 a.m. Eastern Time. To access the conference call, please 888-858-4066 (U.S.), 973-935-2402 (Int’l) ten minutes prior to the start time. The conference call will also be available via live webcast on the investor portion of the Company’s website, located at www.phoenixfootwear.com. If you cannot listen to the conference call at its scheduled time, a replay will be available through Thursday, May 12, 2005, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 6014786. The webcast will also be archived on the Company’s website for one week.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men’s and women’s footwear and apparel. The Company’s brands include Trotters®, SoftWalk®, H.S. Trask®, Altama®, and Royal Robbins®. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Phoenix Footwear Group Reports First Quarter Results . . . Page 4

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected revenues, profits and earnings per share for the full year 2005, statements regarding future contracts and orders, statements regarding the expected benefits of the Chambers Belt transaction, the likelihood and timing of the closing of the transaction and the impact of the transaction on Phoenix Footwear’s fiscal 2005 operating results, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Quarterly Report on Form 10-K for the fiscal year ended January 1, 2005 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to the Company’s acquisition efforts, including the pending Chambers Belt acquisition; the possibility that the Chambers Belt acquisition will not close or that the closing may be delayed, the Company will not achieve anticipated benefits from the acquisition, or that the Company will not successfully integrate Chambers Belt’s operations without encountering difficulties such as unanticipated costs, possible difficulty in retaining customer, supplier, licensor or manufacturing relationships, the failure to retain key employees, the diversion of management attention or failure to integrate the Company’s information and accounting systems; changing consumer preferences and fashion trends; competition from other companies in the Company’s markets; the concentration of the Company’s sales to a relatively small group of customers; the potential financial instability of the Company’s customers; the Company’s ability to protect its intellectual property rights; the risks of doing business in international markets; the Company’s reliance on independent manufacturers; disruptions in Altama’s manufacturing system; the Company’s ability to replace revenues from lost sales to the DoD of products planned to be discontinued; the loss of one or more senior executives; adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; delays in acceptance of delivery of government orders; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; the difficulty in evaluating our recent operating results given the significance of the Company’s recent acquisitions to its operations; the risk of dilution to investors and increased leverage from the financing of any future acquisitions; the risk of foreclosure on the Company’s assets by its lenders in the event of a default under it’s secured credit arrangement; the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions; the risk of dilution to s tockholders’ ownership percentage as the result of the exercise of outstanding stock options; the negative effect on investment value and growth opportunities from a charge to earnings from the compensation of employees under our employee retirement plan; the control over the Company by a principal stockholder; the Company’s ability to manage inventory levels; and, fluctuations in its financial results as a result of the seasonality in its business. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion

Phoenix Footwear Group Reports First Quarter Results . . . Page 5

of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements included in this press release are based on our current expectations and projections about future events, based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

(See Attached Financial Table)

Contacts:

Kenneth Wolf Chief Financial Officer Phoenix Footwear Group, Inc. (760) 602-9688	Todd St.Onge Brainerd Communicators, Inc. (212) 986-6667

Phoenix Footwear Group, Inc.
Consolidated Condensed Statement of Operations

	For the Quarter Ended
	(Unaudited)
	April 2,		March 27,
	2005		2004
Net sales	$26,400,000	100%	$18,638,000	100%
Cost of goods sold	15,842,000	60%	10,492,000	56%

Gross profit	10,558,000	40%	8,146,000	44%

Operating expenses:
Selling and administrative expenses	7,545,000	29%	5,811,000	31%
Other expense, net	613,000	2%	34,000	0%

Total operating expenses	8,158,000	31%	5,845,000	31%

Income from operations	2,400,000	9%	2,301,000	12%
Interest expense	432,000		170,000

Income before income taxes	1,968,000	7%	2,131,000	11%
Income tax provision	787,000		895,000

Net Income	$1,181,000	4%	$1,236,000	7%

Earnings per common share:

Basic	$0.16		$0.27
Diluted	$0.15		$0.24

Weighted-average shares outstanding:

Basic	7,428,151		4,533,466
Diluted	7,853,406		5,108,598

Phoenix Footwear Group, Inc.
Consolidated Condensed Balance Sheet

As of
April 2,
2005
(Unaudited)
ASSETS

Current assets:
Cash	$644,000
Accounts receivable, net	16,719,000
Other accounts receivable	118,000
Inventories, net	26,518,000
Other current assets	3,218,000

Total current assets	47,217,000

Property, plant & equipment, net	3,387,000
Goodwill & unamortizable intangibles	45,462,000
Intangible assets, net	4,564,000
Other assets	35,000

$100,665,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,892,000
Accrued expenses	2,060,000
Notes payable — current	3,656,000
Other current Liabilities	400,000

Total current liabilities	11,008,000

Notes payable, non-current	27,070,000
Other long term liabilities	998,000
Deferred income tax	9,329,000

Total liabilities	48,405,000

Stockholders’ equity	52,260,000

$100,665,000

Phoenix Footwear Group, Inc
Condensed Net Sales and Pro-forma Net Sales Information
(Unaudited)

	Net Sales by Brand
	Quarter Ended
	April 2,	March 27,	Growth/(Decline)
	2005	2004	Dollars	Percent
Trotters	$4,543,000	$6,291,000	($1,748,000)	-27.8%
SoftWalk	4,238,000	4,004,000	234,000	5.8%
H.S. Trask	2,036,000	1,631,000	405,000	24.8%
Royal Robbins	8,661,000	6,705,000	1,956,000	29.2%
Other sales	103,000	7,000	96,000	1371.4%

	19,581,000	18,638,000	943,000	5.1%

Altama (1)	6,819,000	12,004,000	(5,185,000)	-43.2%

	$26,400,000	$30,642,000	($4,242,000)	-13.8%

(1)	The Company completed its acquisition of Altama Delta Corporation on July 19, 2004.